Exhibit 5(b)

SCHEDULE A

List of Funds

iShares A.I. Innovation and Tech Active ETF

iShares Defense Industrials Active ETF

iShares Disciplined Volatility Equity Active ETF

iShares Dynamic Equity Active ETF

iShares Enhanced Emerging Markets Active ETF

iShares Enhanced International Active ETF

iShares Enhanced Large Cap Core Active ETF

iShares Enhanced Short-Term Bond Active ETF (f/k/a BlackRock Enhanced Short-Term Bond ETF)

iShares FinTech Active ETF (f/k/a BlackRock Future Financial and Technology ETF)

iShares Government Money Market ETF

iShares Health Innovation Active ETF (f/k/a BlackRock Future Health ETF)

iShares Infrastructure Active ETF

iShares International Country Rotation Active ETF

iShares International Dividend Active ETF (f/k/a BlackRock International Dividend ETF)

iShares International Equity Factor Rotation Active ETF

iShares Large Cap Core Active ETF (f/k/a BlackRock Large Cap Core ETF)

iShares Large Cap Growth Active ETF (f/k/a BlackRock Large Cap Growth ETF)

iShares Large Cap Value Active ETF (f/k/a BlackRock Large Cap Value ETF)

iShares Large Cap Value Active ETF II

iShares Managed Futures Active ETF

iShares Nasdaq Premium Income Active ETF

iShares Prime Money Market ETF

iShares Systematic Alternatives Active ETF

iShares Technology Opportunities Active ETF

iShares U.S. Carbon Transition Readiness Aware Active ETF (f/k/a BlackRock U.S. Carbon Transition Readiness ETF)

iShares U.S. Equity Factor Rotation Active ETF (f/k/a BlackRock U.S. Equity Factor Rotation ETF)

iShares U.S. Industry Rotation Active ETF (f/k/a BlackRock U.S. Industry Rotation ETF)

iShares U.S. Large Cap Premium Income Active ETF (f/k/a iShares Advantage Large Cap Income ETF)

iShares U.S. Select Equity Active ETF (f/k/a iShares Long-Term U.S. Equity Active ETF)

iShares U.S. Thematic Rotation Active ETF (f/k/a BlackRock Future U.S. Themes ETF)

iShares World ex U.S. Carbon Transition Readiness Aware Active ETF (f/k/a BlackRock World ex U.S. Carbon Transition Readiness ETF)

Amended February 19, 2026